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                                                                     EXHIBIT 23




                      CONSENT OF INDEPENDENT ACCOUNTANTS


        We consent to the inclusion in this Form 10-K and the incorporation by reference into the Registrants four previously filed Registration Statements on Form S-3 (File Nos. 33-95190, 333-03999, 333-21887 and 333-43641) and the
Registrants three previously filed Registration Statements on Form S-8 (File Nos. 33-95188, 333-36699 and 333-45317) of our report dated February 17, 1998, on our audit of the consolidated financial statements and the financial statement schedule of First Industrial Realty Trust, Inc.





                                              COOPERS & LYBRAND L.L.P.


Chicago, Illinois
March 23, 1998